CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 25 to the Registration Statement of J.P. Morgan Fleming Mutual Fund Group on Form N-1A (Nos. 333-25803 and 811-08189) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

ROPES & GRAY LLP

Washington, D.C.

October 24, 2008